HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 725-7965 (212) 857-5973 (fax)	Nasdaq: HMSY

PRESS RELEASE

Release:	March 3, 2004

Contact:	Philip Rydzewski, Chief Financial Officer
(212) 857-5423
(212) 857-5973 (fax)
E-Mail: ir@hmsy.com
http://www.hmsholdings.com

HMS Holdings Corp. Announces Profitable Fourth Quarter and Fiscal Year 2003

New York, NY, March 3, 2004 — HMS Holdings Corp. (Nasdaq: HMSY) announced results today for the fourth quarter and fiscal year ended December 31, 2003. HMSY reported revenue of $20.9 million for the fourth quarter, an increase of 16% over the prior year period revenue of $18.0 million. HMSY reported net income of $2.4 million or $0.12 per diluted common share for the quarter, compared to net income of $185,000 or $0.01 per diluted common share during the prior year fourth quarter.

     For the full year 2003, the Company reported revenue of $74.4 million, an 8% increase over the prior year revenue of $68.6 million. Also, for the full year 2003, the Company reported net income of $2.3 million or $0.12 per diluted common share, compared to net income of $935,000 or $0.05 per diluted common share, in the prior year.

     Revenue from Health Management Systems, Inc. (HMS), which provides revenue recovery and cost containment services to state Medicaid agencies, was $10.3 million for the current year fourth quarter and $37.1 million for fiscal year 2003, compared to $8.3 million and $32.3 million for the respective prior year periods, representing increases of 24% and 15%, respectively. This growth reflects increased revenue from existing customers as well as an increase in the number of customers.

     Revenue from Accordis Inc. (Accordis), which provides outsourced business office and reimbursement services to hospitals and other healthcare providers, was $10.6 million for the current year fourth quarter and $37.3 million for fiscal year 2003, compared to $9.6 million and $36.3 million for the respective prior year periods, representing increases of 10% and 3%, respectively. This growth reflects increased revenue from existing customers as well as an increase in the number of customers.

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 725-7965 (212) 857-5973 (fax)	Nasdaq: HMSY

PRESS RELEASE

     William F. Miller III, Chief Executive Officer, commented, “We are very pleased with the outstanding full year and fourth quarter results we achieved both at the revenue and operating income line, each representing record performance since the turnaround commenced in 2001. Both Accordis and HMS finished 2003 impressively. I would like to thank all of our employees for these outstanding results. 2003 was an important year for the company as we moved past turnaround mode and begin to establish and maintain ongoing healthy financial performance. I refer you to our website (www.hmsholdings.com) to view the steady stream of recent new business announcements.”

     “Regarding the United States Attorney’s Office, we continue to cooperate fully with the investigation and believe progress has been made in identifying and clarifying the matters of interest to the investigators. We believe that progress is being made to bring this matter to resolution. The current year operating results included expenses of $175,000 for the fourth quarter and $2.2 million for the full year of 2003 for legal and other fees associated with responding to the investigation.”

     The fourth quarter of 2003 results also included a restructuring charge of $352,000 associated with previously sublet office space at the Company’s headquarters in New York City, resulting from an increase in real estate taxes and the final resolution of certain contingent items in the sublease agreement.

     “Looking forward to 2004,” Philip Rydzewski, Chief Financial Officer, stated, “We anticipate revenue growth in HMS, Inc. of 12% to 15% and in Accordis of 6% to 9%. This should translate into incremental operating income consistent with our leverage model at a rate of 20% to 40%. As is evident from our past financial results, our revenue cycle can be lumpy due to the project nature of some of our business; consequently, these statements about our expectations for 2004 are based on an annual comparison to 2003, and are not necessarily applicable on a successive or year over year quarterly basis.”

     Please note that due to the reclassification of certain 2002 expenses, the Company has included in this release the 2003 and 2002 quarterly statements of operations with the conformed expense classifications.

     The HMS Holdings Corp. Form 10-K for the period ended December 31, 2003 will be filed and available on our website www.hmsholdings.com on or about March 31, 2004, and will contain additional information about our results of operations for the fiscal year. This press release and the financial statements herein will be available at www.hmsholdings.com for at least a 12-month period. Shareholders and interested investors are also welcome to contact the company through our Investor Relations phone number, 212-857-5423. Following the filing of the Form 10-K, corporate executives will be available to respond to inquiries from shareholders and interested investors.

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HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 725-7965 (212) 857-5973 (fax)	Nasdaq: HMSY

PRESS RELEASE

     HMS Holdings Corp. provides revenue management, cost containment and business office outsourcing services to healthcare payors and providers. We help our clients increase revenue, accelerate collections and reduce operating and administrative costs.

     Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the ongoing investigation by the United States Attorney’s Office; (iii) the uncertainties of litigation; (iv) HMSY’s dependence on significant customers; (v) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (vi) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vii) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (viii) all the risks inherent in the development, introduction, and implementation of new products and services; and (ix) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2002. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

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HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 725-7965 (212) 857-5973 (fax)	Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended		Fiscal year ended
	December 31,		December 31,
	2003	2002	2003	2002
Revenue	$20,879	$17,976	$74,361	$68,614

Cost of services:
Compensation	10,043	9,643	39,140	37,834
Data processing	1,129	1,176	4,686	5,951
Occupancy	1,373	1,486	5,600	5,858
Direct project costs	3,349	3,145	12,909	11,484
Other operating costs	2,308	2,102	9,794	9,626
Restructuring costs	352	903	352	903

Total cost of services	18,554	18,455	72,481	71,656

Operating income (loss)	2,325	(479)	1,880	(3,042)
Net interest income	54	104	256	517

Income (loss) from continuing operations before income taxes	2,379	(375)	2,136	(2,525)
Income tax benefit	—	—	—	—

Income (loss) from continuing operations	2,379	(375)	2,136	(2,525)
Income from discontinued operations, net	—	560	212	3,460

Net income	$2,379	$185	$2,348	$935

Basic earnings per share data:
Income (loss) per share from continuing operations	$0.13	$(0.02)	$0.12	$(0.14)
Income per share from discontinued operations, net	—	0.03	0.01	0.19

Net income per share, basic	$0.13	$0.01	$0.13	$0.05

Weighted average common shares outstanding, basic	18,386	18,232	18,330	18,199

Diluted earnings per share data:
Income (loss) per share from continuing operations	$0.12	$(0.02)	$0.11	$(0.14)
Income per share from discontinued operations, net	—	0.03	0.01	0.19

Net income per share, diluted	$0.12	$0.01	$0.12	$0.05

Weighted average common shares outstanding, diluted	20,568	18,232	20,132	18,199

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 725-7965 (212) 857-5973 (fax)	Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Balance Sheets
($ In Thousands, Except Share Amounts)
(unaudited)

	December 31,	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$26,615	$24,174
Short-term investments	100	1,108
Accounts receivable, net	17,331	15,312
Prepaid expenses and other current assets	1,072	1,207

Total current assets	45,118	41,801
Property and equipment, net	3,123	4,912
Goodwill, net	5,679	5,679
Deferred income taxes, net	8,920	8,920
Other assets	283	354

Total assets	$63,123	$61,666

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$11,804	$13,091
Net liabilities of discontinued operations	—	85

Total current liabilities	11,804	13,176
Other liabilities	712	722

Total liabilities	12,516	13,898

Commitments and contingencies
Shareholders’ Equity
Preferred stock — $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock — $.01 par value; 45,000,000 shares authorized;
20,042,421 shares issued and 18,397,505 shares outstanding at December 31, 2003
19,885,390 shares issued and 18,276,274 shares outstanding at December 31, 2002	200	199
Capital in excess of par value	75,167	74,959
Unearned stock compensation	—	(33)
Accumulated deficit	(15,472)	(17,820)
Accumulated other comprehensive income	—	8
Treasury stock, at cost; 1,644,916 shares at December 31, 2003 and 1,609,116 shares at December 31, 2002	(9,288)	(9,184)
Note receivable from officer for sale of stock	—	(361)

Total shareholders’ equity	50,607	47,768

Total liabilities and shareholders’ equity	$63,123	$61,666

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 725-7965 (212) 857-5973 (fax)	Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Statement of Cash Flows
($ in Thousands)
(unaudited)

	Fiscal year ended December 31,
	2003	2002
Operating activities:
Net income (loss)	$2,348	$935
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(212)	(3,460)
Loss on disposal/impairment of property and equipment	35	693
Depreciation and amortization	2,555	2,518
Provision for doubtful accounts	300	311
Stock compensation expense	2	666
Changes in assets and liabilities:
Increase in accounts receivable	(2,319)	(2,903)
Decrease in prepaid expenses and other current assets	135	1,213
Decrease in other assets	71	296
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(1,382)	39

Net cash provided by operating activities	1,533	308

Investing activities:
Purchases of property and equipment	(801)	(3,429)
Net proceeds from sales of short-term investments	1,000	2,964

Net cash provided by (used in) investing activities	199	(465)

Financing activities:
Proceeds from exercise of stock options	192	715
Repayment of note receivable from officer for purchase of common stock	361	361
Purchases of treasury stock	(104)	(869)
Proceeds from issuance of common stock	48	129

Net cash provided by financing activities	497	336

Net increase in cash and cash equivalents	2,229	179
Cash and cash equivalents at beginning of period	24,174	21,020
Cash provided by discontinued operations	212	2,975

Cash and cash equivalents at end of period	$26,615	$24,174

Supplemental disclosure of non-cash investing and financing activities:
Change in unearned compensation	$(31)	$46

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$8	$215

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 725-7965 (212) 857-5973 (fax)	Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Statements of Operations by Quarter for FY 2003
(In Thousands, Except Per Share Amounts)
(unaudited)

	Q1	Q2	Q3	Q4
Revenue	$17,758	$17,016	$18,708	$20,879

Cost of services:
Compensation	9,870	9,619	9,608	10,043
Data processing	1,170	1,207	1,180	1,129
Occupancy	1,485	1,367	1,375	1,373
Direct project costs	3,342	2,952	3,267	3,348
Other operating costs	2,383	2,832	2,270	2,309
Restructuring costs	—	—	—	352

Total cost of services	18,250	17,977	17,700	18,554

Operating income (loss)	(492)	(961)	1,008	2,325
Net interest income	97	59	46	54

Income (loss) from continuing operations before income taxes	(395)	(902)	1,054	2,379
Income tax benefit	—	—	—	—

Income (loss) from continuing operations	(395)	(902)	1,054	2,379
Income from discontinued operations, net	—	—	212	—

Net income (loss)	$(395)	$(902)	$1,266	$2,379

Basic earnings per share data:
Income (loss) per share from continuing operations	$(0.02)	$(0.05)	$0.06	$0.13
Income per share from discontinued operations, net	—	—	0.01	—

Net income (loss) per share, basic	$(0.02)	$(0.05)	$0.07	$0.13

Weighted average common shares outstanding, basic	18,266	18,284	18,369	18,386

Diluted earnings per share data:
Income (loss) per share from continuing operations	$(0.02)	$(0.05)	$0.05	$0.12
Income per share from discontinued operations, net	—	—	0.01	—

Net income (loss) per share, diluted	$(0.02)	$(0.05)	$0.06	$0.12

Weighted average common shares outstanding, diluted	18,226	18,284	20,286	20,568

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 725-7965 (212) 857-5973 (fax)	Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Statements of Operations by Quarter for FY 2002
(In Thousands, Except Per Share Amounts)
(unaudited)

	Q1	Q2	Q3	Q4
Revenue	$16,870	$16,744	$17,024	$17,976

Cost of services:
Compensation	9,467	9,449	9,274	9,644
Data processing	1,512	2,146	1,116	1,177
Occupancy	1,455	1,456	1,461	1,486
Direct project costs	2,590	2,772	2,976	3,146
Other operating costs	2,724	2,810	1,993	2,099
Restructuring costs	—	—	—	903

Total cost of services	17,748	18,633	16,820	18,455

Operating income (loss)	(878)	(1,889)	204	(479)
Net interest income	159	130	124	104

Income (loss) from continuing operations before income taxes	(719)	(1,759)	328	(375)
Income tax benefit	—	—	—	—

Income (loss) from continuing operations	(719)	(1,759)	328	(375)
Income from discontinued operations, net	—	2,900	—	560

Net income (loss)	$(719)	$1,141	$328	$185

Basic earnings per share data:
Income (loss) per share from continuing operations	$(0.04)	$(0.10)	$0.02	$(0.02)
Income per share from discontinued operations, net	—	0.16	—	0.03

Net income (loss) per share, basic	$(0.04)	$0.06	$0.02	$0.01

Weighted average common shares outstanding, basic	18,051	18,253	18,259	18,232

Diluted earnings per share data:
Income (loss) per share from continuing operations	$(0.04)	$(0.10)	$0.02	$(0.02)
Income per share from discontinued operations, net	—	0.16	—	0.03

Net income (loss) per share, diluted	$(0.04)	$0.06	$0.02	$0.01

Weighted average common shares outstanding, diluted	18,051	18,253	20,001	18,232